Exhibit 10.07

AMBAC FINANCIAL GROUP, INC.

1997 EQUITY PLAN

JANUARY 2009 NOTICE OF AWARD OF 2008 LONG-TERM

INCENTIVE COMPENSATION IN THE FORM OF PHANTOM STOCK UNITS

Ambac Financial Group, Inc., a Delaware corporation and its Subsidiaries (referred to herein as either the “Company” or “Ambac”), have adopted the Ambac 1997 Equity Plan (the “Plan”), for the purposes of providing an incentive to selected employees of the Company and its affiliates to remain in its employ and to increase their interest in the success of the Company. The Company pursues these goals by providing selected employees with opportunities through the Plan to increase their proprietary interest in the Company and to receive compensation based upon the Company’s success.

This 2009 Phantom Stock Unit Notice of Award (the “Notice of Award”) sets forth the terms and conditions of the phantom stock units that have been granted under the Plan to the individual identified on Annex A (the “Participant”). This Notice of Award sets forth the number of phantom stock units that the Participant will receive, the date of grant and the applicable vesting schedule.

1.	Incorporation of Plan Terms.

This Notice of Award and the phantom stock units granted hereby are subject to the Plan, the terms of which are incorporated herein by reference. If there is any conflict or inconsistency between the Plan and this Notice of Award, the Plan shall govern. Capitalized terms used in this Notice of Award without definition shall have the meanings assigned to them in the Plan. A copy of the Plan is available on Ambac’s intranet site.

2.	Grant of Phantom Stock Units.

Subject to the conditions contained herein and in the Plan, the Company grants to the Participant, as of the date of grant indicated on Annex A (the “Date of Grant”), the number of phantom stock units (the “PSUs”) specified on Annex A.

3.	Terms and Conditions of the PSUs.

The PSUs shall have the following terms and conditions:

(a) General. Each PSU shall represent the unsecured promise of the Company to pay the Participant, on the settlement date of such PSU and subject to the terms and conditions set forth in this Notice of Award, a cash amount equal to the Fair Market Value of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

(b)	Vesting.

(i)	Normal Vesting. The PSUs will ordinarily vest in accordance with the vesting schedule set forth on Annex A hereto.

(ii)

Accelerated Vesting. Notwithstanding Section 3(b)(i), any PSUs that have not previously vested shall vest in full upon the termination of the Participant’s employment with the Company and its Subsidiaries by reason of death, Permanent Disability or Retirement at age 55 or older after at least five years of continuous service with the Company and its Subsidiaries (including service within a corporation or other entity acquired by the Company). “Permanent Disability” shall mean circumstances that entitled the Participant to receive benefits under the long-term disability policy maintained by the Company or any of its Subsidiaries for the participant.

(iii)	Forfeiture. Unless the Compensation Committee of the Board of Directors of the Company (the “Committee”), in its sole discretion, determines otherwise, any PSUs that have not vested in accordance with this Section 3(b) shall be forfeited by the Participant upon the Participant’s termination of employment with the Company and its subsidiaries; provided, however, that, the Committee, in its sole discretion, may waive such forfeiture and provide for all or some of a Participant’s PSUs to vest as of the date of the Participant’s termination of employment if the termination of employment is mutually agreed to by the Participant and the Company, and the Participant, in consideration for such vesting, (A) signs a waiver and release, in the form requested by the Company, irrevocably waiving any and all claims, liabilities and causes of action relating to the Participant’s employment with the Company and its affiliates and the termination thereof, (B) signs a noncompetition agreement in the form requested by the Company, and (C) takes any further action requested by the Company.

(c) Dividends and Distribution on Common Stock. In the event that, following the Date of Grant and prior to the settlement of any PSU, the Company pays any cash or other dividend or makes any other distribution in respect of the Common Stock, each PSU shall be credited with an additional number of PSUs (including fractions thereof) determined by dividing (i) the amount or cash, or the value (as determined by the Committee) of any other property, paid or distributed in respect of one outstanding share of Common Stock by (ii) the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, on such automated quotation system, in any such case for the date of such payment or distribution (or if there were no sales on the date of such payment or distribution, the closing price as reported on such composite tape or automated quotation system for the most recent day during which a sale occurred). Any PSUs so credited shall be subject to the same vesting provisions as the PSU in respect of which they are credited.

(d)	Settlement.

(i)	Ordinary Settlement. Settlement of any PSUs that vest pursuant to Section 3(b)(i) or pursuant to 3(b)(ii) upon termination of the Participant’s employment with the Company and its Subsidiaries by reason of death or Retirement shall occur upon vesting. Settlement of any PSUs that vest pursuant to Section 3(b)(ii) upon termination of the Participant’s employment with the Company and its Subsidiaries by reason of Permanent Disability or as a result of the Committee’s exercise of discretion to accelerate vesting pursuant to Section 3(b)(iii) shall be settled upon the normal vesting date as set forth in Annex A hereto. PSUs will be settled exclusively in cash.

(ii)	Payment Restrictions for Specified Employees. If at the time of a Participant’s termination of employment with the Company and its Subsidiaries, the Participant is a “Specified Employee” within the meaning of Section 409A of the Internal Revenue Code and the rules, regulations and guidance thereunder (“Section 409A”), then, anything in this Notice of Award to the contrary not withstanding, to the extent that the Participant’s PSUs are considered to provide for a deferral of compensation pursuant to Section 409A, no settlement of such PSUs in connection with the Participant’s termination of employment (other than by reason of death) shall be made before the earlier to occur of (X) the date which is six months and one day following the date of such termination of employment and (Y) the date of the Participant’s death following termination of employment.

(e) Transfer Restrictions on PSUs. PSUs may not be transferred, except by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order.

(f) Immediate Cancellation of PSUs and Return of Cash Payment. Notwithstanding any other provision of this Notice of Award, the Committee may (i) cancel all or any portion of the PSUs then outstanding (whether or not then vested and whether or not subject to a deferred settlement election) and (ii) may require the

Participant to repay to the Company all or any portion of the cash payment that the Participant realizes from the settlement of PSUs occurring within six months before or after the Participant’s termination of employment for any reason with the Company and its Subsidiaries, if the Participant engages in Competitive Activity (as defined herein) within six months following termination of such employment. The Participant will be considered to engage in “Competitive Activity” if the Participant (1) enters into a relationship as an employee, officer, partner, member, director, independent contractor, consultant, advisor, or agent of, or in any similar relationship with, any corporation, partnership, limited liability company, joint venture or other business entity that engages in any activity which the Committee determines to be competitive with a principal business activity of the Company (a “Competitor”), where the Participant will be responsible for providing services which are similar or substantially related to the services that the Participant provided during any of the last three years of the Participant’s employment with the Company and its Subsidiaries or (2) either alone, or in concert with others, acquires or maintains beneficial ownership (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) of 5% or more of any class of equity securities of a Competitor. If the Participant is required to repay any amount realized from the settlement of the PSUs to the Company pursuant to this Section 3(f), the Participant shall pay such amount in such manner and on such terms and conditions as the Company may require, and the Company shall be entitled to withhold or set-off against any other amount owed to the Participant by the Company or its Subsidiaries (other than any amount owed to the Participant under any retirement plan intended to be qualified under Section 401(a) of the Code and any amount that constitutes deferred compensation subject to Section 409A (except to the extent such offset would not violate Section 409A or cause the Participant to be subject to interest or additional tax under Section 409A)) up to an amount sufficient to satisfy the unpaid obligation of the Participant under this Section 3(f).

(g) Cancellation for Specified Activity. Notwithstanding any other provision of this Notice of Award, the Committee may cancel all or any portion of the PSUs then outstanding (whether or not vested) if at any time the Participant initiates or becomes a party to any lawsuit or other legal action in any federal or state court in which the Participant seeks damages or injunctive or other equitable relief from or against the Company, any of its Subsidiaries or any of its officers, employees or directors in connection with any claim arising from or relating to the Participant’s employment with the Company or any of its Subsidiaries or the termination of such employment (and regardless of whether any such termination is the result of the Participant’s voluntary resignation or retirement or of the involuntary termination of the Participant’s employment by the Company or one of its subsidiaries). This Section 3(g) is not intended as a waiver by the Participant of any claims the Participant may have against the Company, any of its subsidiaries or any of its officers, employees or directors. Instead, it provides for the consequences specified in the second preceding sentence in the event the Participant engages in the conduct described therein.

4.	Tax Withholding.

(a) As a condition to the settlement of the PSUs, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy the minimum Federal, State and local tax withholding requirements. The Company may permit the Participant to satisfy this obligation, in whole or in part, by directing the Company to withhold the applicable portion of the cash payment that would otherwise be received by the Participant in connection with settlement, pursuant to such rules as the Committee may establish from time to time.

(b) Within 30 days of the date on which any portion of the PSUs are deemed vested for purposes of Social Security and Medicare taxes, the Participant shall be required to satisfy all Social Security and Medicare taxes due upon vesting. The Participant must either submit a check or money order, payable to Ambac Financial Group, Inc., to Ambac’s Senior Vice President and Chief Administrative Officers or his or her designee or direct the Company to withhold a portion of his or her salary to pay for any Social Security and Medicare taxes due upon vesting.

5.	No Restriction on Right to Effect Corporate Changes; No Right to Continued Employment.

(a) Neither the Plan, this Notice of Award, the grant of the PSUs nor any action taken hereunder shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) This Notice of Award is not an employment agreement. Nothing in this Notice of Award or the Plan, or the granting to the Participant of the PSUs, shall alter the Participant’s status as an “at-will” employee of the Company or be construed as guaranteeing employment by, or as giving the Participant any right to continue in the employ of, the Company or any of its subsidiaries during any period (including without limitation the period between the Date of Grant and the settlement date of any PSUs, or any portion thereof), or as limiting or restricting the right of the Company to terminate the Participant’s employment at any time, for any reason, with or without cause.

6.	Adjustment of and Changes in Shares.

In the event of any merger, consolidation, recapitalization, reclassification, stock split, stock dividend, special cash dividend, split-up, spin-off, or other transaction or change in corporate structure affecting the Common Stock, the Committee shall make equitable adjustments in order to preserve, but not increase, the benefits or potential benefits intended to be made available to participants granted PSUs. Any adjustments shall be determined by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final.

7.	Preemption of Applicable Laws and Regulations.

Anything herein to the contrary notwithstanding, if, at any time specified herein, any law, regulation or requirement of any governmental authority having jurisdiction requires either the Company or the Participant to take any action as a condition to the settlement of the PSUs, the settlement of the PSUs shall be deferred until such action shall have been taken.

8.	Committee Decisions Final.

Any dispute or disagreement which shall rise under, or as a result of, or pursuant to, or in connection with, this Notice of Award shall be determined by the Committee, and any such determination or any other determination by the Committee under or pursuant to this Notice of Award and any interpretation by the Committee of the terms hereof shall be final and binding on all persons affected thereby.

9.	Amendments.

The Committee shall have the power to alter or amend the terms of the PSUs as set forth herein, from time to time, in any manner consistent with the Plan . Any alteration or amendment of the terms of the PSUs by the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give written notice to the Participant of any such alteration or amendment as promptly as practicable after it is adopted. The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the PSUs in any manner which is consistent with the Plan and approved by the Committee. Notwithstanding anything in the Plan to the contrary, the Committee may amend or terminate the Plan, without the consent of any Participant, to the extent it deems necessary or desirable to comply with Section 409A or to ensure that a Participant’s PSUs are not subject to United States federal, state or local income tax or any equivalent taxes in territories outside the United States prior to conversion.

10.	Termination of Employment.

For purposes of the vesting and settlement provisions of this Notice of Award, a Participant’s employment with the Company and its Subsidiaries will be considered to have terminated as of the date that the Participant experiences a “separation from service” for purposes of Section 409A.

11.	Notice Requirements.

Any notice which either party hereto may be required or permitted to give to the other shall be in writing. Notice may be delivered to the Company personally or by mail, postage prepaid, addressed as follows: Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004, attention: Senior Vice President, Chief Administrative Officer, Employment Counsel, or at such other address as the Company, by notice to the Participant, may designate in writing from time to time. Notice to the Participant shall be directed either to the Participant’s address as shown on the records of the Company or at such other address as the Participant, by notice to the Company, may designate in writing from time to time or to the Participant by a combination of interoffice mail and email.

12.	Governing Law.

The terms and conditions stated herein are to be governed by, and construed in accordance with, the laws of the State of Delaware.

13.	Entire Agreement; Headings.

This Notice of Award (which includes Annex A) and the other related documents expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. The headings of Sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Notice of Award.

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